Exhibit 3.1
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
SMARTSHEET INC.
ARTICLE I
The name of the corporation (the “Corporation”) is Smartsheet Inc.
ARTICLE II
The Corporation is authorized to issue only one class of stock, consisting of Common Stock, no par value. The total number of shares of Common Stock which the Corporation is authorized to issue is one thousand (1,000).
ARTICLE III
The registered agent of the Corporation and the address of its registered office are as follows:
GKL Registered Agents of WA, Inc.
811 First Avenue, Suite 457
Seattle, WA 985104
ARTICLE IV
Subject to the requirements set forth herein, the number of directors of the Corporation shall be determined in the manner provided by the Corporation’s bylaws and may be increased or decreased from time to time in the manner provided therein.
ARTICLE V
(a)To the fullest extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be liable to the Corporation or the Corporation’s shareholders for monetary damages for conduct as a director.
(b)The Corporation shall, to the maximum extent permitted by applicable law, indemnify any individual made a party to a proceeding because that individual is or was a director of the Corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by this Amended and Restated Articles of Incorporation of the Corporation.
(c)Any amendments to or repeal of this ARTICLE V shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring before such amendment or repeal. Additionally, any amendment to the Washington Business Corporation Act that serves to limit the applicability of paragraph (a) or paragraph (b) of this ARTICLE V shall not operate as any such limitation with respect to acts or omissions, or alleged acts or omissions of a director prior to the date of such amendment.
[Signature Page Follows]

Dated: _______________________, 2025

SMARTSHEET INC.

By:
Name:	John Stalder
Its:	Vice President

CERTIFICATE OF OFFICER
OF
SMARTSHEET INC.
Pursuant to the provisions of RCW 23B.10.070, the Amended and Restated Articles of Incorporation of Smartsheet Inc., a Washington corporation, are hereby submitted for filing.
1.The name of record of the Corporation is Smartsheet Inc., a Washington corporation (the “Corporation”).
2.The current Amended and Restated Articles of Incorporation of the Corporation filed on April 30, 2018 are amended and restated in their entirety and replaced with the Amended and Restated Articles of Incorporation of the Corporation as set forth on Exhibit A attached hereto (the “Restated Articles”).
3.The Restated Articles were duly approved by the board of directors of the Corporation and by the sole shareholder of the Corporation on the date hereof in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

IN WITNESS WHEREOF, the undersigned certifies that he is the Vice President of the Corporation and has executed these Amended and Restated Articles of Incorporation of the Corporation this _______ day of ____________________, 2025.

SMARTSHEET INC.

By:
Name:	John Stalder
Its:	Vice President

Exhibit A
SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
SMARTSHEET INC.
ARTICLE I
The name of the corporation (the “Corporation”) is Smartsheet Inc.
ARTICLE II
The Corporation is authorized to issue only one class of stock, consisting of Common Stock, no par value. The total number of shares of Common Stock which the Corporation is authorized to issue is one thousand (1,000).
ARTICLE III
The registered agent of the Corporation and the address of its registered office are as follows:
GKL Registered Agents of WA, Inc.
811 First Avenue, Suite 457
Seattle, WA 985104
ARTICLE IV
Subject to the requirements set forth herein, the number of directors of the Corporation shall be determined in the manner provided by the Corporation’s bylaws and may be increased or decreased from time to time in the manner provided therein.
ARTICLE V
(a)To the fullest extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be personally liable to the Corporation or the Corporation’s shareholders for monetary damages for conduct as a director.
(b)The Corporation shall, to the maximum extent permitted by applicable law, indemnify any individual made a party to a proceeding because that individual is or was a director of the Corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B08.510 through 23B.08.550 of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by this Second Amended and Restated Articles of Incorporation of the Corporation.
(c)Any amendments to or repeal of this ARTICLE V shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring before such amendment or repeal. Additionally, any amendment to the Washington Business Corporation Act that serves to limit the applicability of paragraph (a) or paragraph (b) of this ARTICLE V shall not operate as any such limitation with respect to acts or omissions, or alleged acts or omissions of a director prior to the date of such amendment.